EXHIBIT 2.2

PLAN OF REORGANIZATION AND AGREEMENT

Plan of Reorganization and Agreement dated this 20th day of September, 1997 by and between NUTEK, INC., a publicly held corporation, organized and existing under the laws of the State of Nevada, with its principal office at 1820 E. Garry Ave., Ste 111, Santa Ana, CA 92705 (the "PURCHASER"); and International Licensing Group, Inc. ("ILG"), a closely held corporation, organized and existing under the laws of the State of Delaware with its principal office at 15540 Rockfield Blvd., #C-200, Irvine CA 92618 and its SHAREHOLDER AUTHORIZED REPRESENTATIVE ("SHAREHOLDER REP").

WHEREAS, the PURCHASER, by its Certificate of Incorporation, has authorized capital stock consisting of 50,000,000 shares of voting Common Stock par value $.001 per share of which 11,730,000 shares are issued and Outstanding ("Purchasers' Common Stock"), and

WHEREAS, ILG, by its Certificate of Incorporation, has authorized capital stock consisting of 4,800,000 shares of voting Common Stock, par value $.001 per share, of which 4,800,000 shares are now issued and outstanding owned by its SHAREHOLDERS, and,

WHEREAS, the parties hereto desire to adopt a tax-free B-type Plan of Reorganization (the "PLAN OF REORGANIZATION") pursuant to Section 368(1)
(B) of the Internal Revenue Code of 1954, as amended, and,

WHEREAS, the parties hereto believe many efficiencies can be accomplished as a result of this Plan of Reorganization, such as, development of a stronger organization with greater access to capital for growth and lower financing costs, diversification into new fields, improvement of competitive position, and promotion of the expansion of the business and operations presently conducted by the PURCHASER and ILG.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

  1.	 Adoption of Plan of Reorganization

The parties hereto hereby adopt the Plan of Reorganization which will comprise the acquisition by the PURCHASER of 100% of the outstanding voting shares of ILG solely in exchange for voting shares of the Common Stock, par value $ .001 per share (the "Common Stock") of the PURCHASER upon and subject to the terms and conditions of this PLAN of REORGANIZATION as hereinafter set forth. The parties hereto will promptly take such corporate and legal action as in the opinion of their respective officers may be necessary or desirable to effect such PLAN OF REORGANIZATION.

		2. Manner of Exchange of Shares

		2.1	Subject to the terms and conditions of this PLAN OF
REORGANIZATION and
AGREEMENT, the manner of exchange of the outstanding shares of the Common Stock of IX for the shares of the PURJIASER shall be as follows:

		2.1.1	The SHAREHOLDERS OF ILG agree to assign, transfer and deliver all of their shares of the Common Stock of ILG owned by them, for a total of
4,800,000 shares, constituting 100% of the outstanding shares of ILG and free and clear of all liens, pledges, charges and encumbrances of every kind, nature and description to the PURCHASER on the closing (as hereinafter defined) in exchange for the shares of the PURCHASER referred to in paragraph 2.1.2 pursuant to the PLAN OF REORGANIZATION AND AGREEMENT.

		2.1.2	On the Closing Date, the PURCHASER hereby agrees to assign,
transfer and deliver to the SHAREHOLDER REPRESENTATIVE, its Common Stock, for
a total of 1,600,000 shares.

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  3. Closing

		The Closing provided for in this Agreement shall take place at the offices of the PURCHASER on the 20th day of September , 1997, or at such other place or such other time as the parties shall mutually agree (the "Closing").

  4. Schedules of Properties' Contracts, and Personnel Data to be
Delivered by ILG prior to Closing.

		ILG shall deliver to the PURCHASER, as soon as practicable after the execution hereof, but in no event no later than ten days before the Closing, accurate lists and summary descriptions, certified correct by authorized officers of ILG, of the following:

		4.1	Real Property - All real property owned of record or
beneficially or leased by the Company, including oil leases, accompanied by the original or certified copies of the deeds, leases, title insurance policies and other relevant documents.

		4.2   Inventories - Inventories of materials, machinery, equipment, furniture and fixtures, as recorded in the books of account of ILG.

		4.3	Patents, Trademarks, Trade Secrets, Etc. - All patents, patent applications, trademarks, trade-mark registration and applications therefore, patent licenses, contracts with employees or others relating in whole or in part to disclosure, assignments or patenting of any invention, discoveries, improvements, processes, formulae or other know-how and all other agreements relating to any item in any categories referred to herein owned partially or totally by ILG, accompanied by the originals or certified copies thereof.

		4.4	Automobiles and Trucks - A schedule of all autos, trucks and other vehicles owned or leased by ILG.

		4.5	Insurance policies - A schedule of all insurance policies,
with
respect to ILG and covering its properties, buildings, machinery, equipment, furniture, fixtures, and operations, accompanied by the originals or certified copies thereof.

		4.6	Powers of Attorney - The names of all persons, if any, holding powers of attorney from ILG.

		4.7	Stock Options - The names of all optionees, if any, holding
outstanding options to purchase the stock of ILG, the date and expiration date thereof, the number of shares of stock subject thereto and option price.

		4.8	Loan and Credit Agreements - All mortgages, deeds of trust,
loan or credit agreements, performance bonds, and similar instruments to which
ILG is a party.

		4.9	Government Authorization Or License - All authorizations,
licenses or registrations or applications therefor not otherwise covered herein, presently issued to, registered in the name of, ILG, necessary for the conduct of its business, accompanied by the originals or certified copies thereof.

  5. Documents to be Delivered to the PURCHASER by ILG at the Closing

		5.1	At the Closing, ILG and/or the SHAREHOLDER REP shall deliver to the PURCHASER the following:

  5.1.1	Certificates representing all of the outstanding shares of
ILG, for a total of 4,800,000 shares, all of which shall be duly endorsed in blank, or, in the alternative, with stock powers affixed thereto, in proper form for transfer, with transfer taxes with respect to such shares, if applicable, paid, or a check for the necessary costs thereof delivered.

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  5.1.2	Resignations of all officers and directors of ILG.

		5.1.3	The minute book, stock certificate book and ledger and other similar corporate records, including the items listed in paragraphs 4.1 through 4.9 hereof, if not previously delivered, together with all books, records, tax returns and other similar items necessary or convenient to the conduct of the business of ILG.

		5.1.4	The original or certified copies of the Certificate of
Incorporation and By-Laws of ILG.

		5.1.5	A certified Balance Sheet and Statement of Profit and Loss of
ILG, for the period ending August 31, 1997, in conformity with generally accepted accounting principles applied on a consistent basis.

  6. Warranties of ILG  and the SHAREHOLDERS

  6.1 ILG and the SHAREHOLDER REP represent, warrant and covenant

  6.1.1 ILG is a corporation organized and existing under the laws of the State of Delaware, with full authority and licenses wherever required in order to conduct its business as presently being carried on and with full power and authority to carry out the transaction contemplated under this Plan of Reorganization and Agreement.

		6.1.2	The Common Stock of ILG to be delivered to the PURCHASER has been validly issued, fully paid and no assessable, and that such shares are, and shall be free and clear of all liens, pledges, charges, options, calls, agreements and encumbrances of every kind, nature and description.

		6.1.3	All corporate and other proceedings required to be taken by or on its part to authorize it to carry out this plan of Reorganization and
Agreement have been duly and properly taken and this Plan of Reorganization and Agreement is valid and binding obligation of ILG and the SHAREHOLDERS and enforceable in accordance with its terms.

		6.1.4	The original or certified copies of the Certificate of
Authority and By-Laws of ILG delivered to the PURCHASER are correct and complete.

		6.1.5	ILG has no material liabilities or obligations except those
disclosed on the financial statements of ILG delivered to the PURCHASER pursuant to paragraph 5.1.5 hereof or incurred in the normal and regular conduct of its business since the date of the aforesaid financial statements.

		6.1.6	ILG is not a party to any written or oral, express or implied, agreement of any kind, nature or description; except those required to be set forth in paragraphs 4.1 through 4.9 hereof.

		6.1.7	ILG has in all respects performed all obligations required
to be performed by it to date and is not in default under any agreement, lease, or other instrument of which it is a party.

		6.1.8	There are no actions, suits, proceedings, or investigations
(whether or not purportedly on behalf of ILG), threatened against or affecting ILG or its properties, business, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality, domestic or foreign.

		6.1.9	ILG has complied in all material respects with all laws,
regulations, and judicial or administrative tribunal orders applicable to its business and holds all licenses or permits required to conduct the business now being conducted by it.

		6.1.10	All federal, state and local tax returns required to be
filed by ILG have been duly filed. All federal, state, city, profits, franchise, sales, use, occupation, property, excise or other taxes due have been duly paid or adequately reserved for upon the books of ILG.

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		6.1.11 No representation or warranty by ILG or the SHAREHOLDERS in this Plan of Reorganization and Agreement or in any document delivered pursuant to the terms hereof or in connection with the consummation of the transaction contemplated hereby will contain any untrue statement of material fact or omit to state a material fact necessary to make the statement contained therein not misleading.

		6.1.12 The representations and warranties of ILG and the SHAREHOLDERS contained herein shall be true as of The Closing with the same effect as though all such representations and warranties had been made on and as of that date.

  7. Documents to be Delivered to ILG By the Purchaser at the Closing

		7.1	At the Closing, the PURCHASER will deliver to the SHAREHOLDER
REP or any other person or persons authorized, in writing signed by the
SHAREHOLDER, certificates of its Common Stock, in The name of each
SHAREHOLDER, to which he is entitled pursuant to the provisions of paragraph 2.1.2 hereof, with transfer taxes with respect to such shares, if applicable, paid, provided, the PURCHASER receives or has received the shares of the common stock of ILG to which it is entitled pursuant to paragraph 2.1.1 hereof.

  8.	Warranties of the Purchaser

		8.1	The PURCHASER represents and warrants that:

		8.1.2	The PURCHASER is a corporation duly organized and existing and in good standing under the laws of the State of Nevada, with full authority and licenses wherever required, in order to conduct its business as now being carried on, and with full power and authority to carry out the transactions contemplated under this Plan of Reorganization and Agreement.

		8.1.3	The Common Stock of The PURCHASER to be delivered hereunder
is, and will be, validly issued, fully paid and no assessable, and such stock is and shall be free and clear of all encumbrances of every kind, nature or description.

		8.1.4	All corporate and other proceedings required to be taken by or on its part to authorize it to carry out this Plan of reorganization and
Agreement have been duly and properly taken and this Agreement is a valid and binding obligation of the PUICHASER enforceable in accordance with its terms.

		8.1.5	The PURCHASER has authorized capital stock consisting of
50,000,000 shares of Common Stock, par value $ .001 per share of which 11,730,000 Shares are issued and outstanding.

		8.1.6	There are no actions, suits, proceedings or investigations
pending or to the knowledge of the PURCHASER threatened against or affecting the PURCHSER or its properties or business, at law, or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

		8.1.7	The PURCHASER is not in default with respect to any order,
injunction or decree of any court of federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

		8.1.8	The PURCHASER has complied in all material respect with all
laws, regulations and judicial or administrative tribunal orders applicable to its business now being conducted by it.

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		8.1.9	The financial statements of the PURCHASER heretofore
delivered by it to ILG are true and correct in all material respects and the PURCHASER has no material liabilities except those disclosed on such financial statements or incurred in the normal and regular conduct of its business since the date of such statements.

		8.1.10	The representations and warranties of the PURCHASER
contained herein shall be true as of the Closing with the same effect as though all such had been made on and as of that date.

  9. Investment Purpose

		9.1	The SHARSHOLDERS and ILG each understand that the Common Stock to be acquired by him pursuant to this Plan of Reorganization and Agreement have not been registered under the Securities Act of 1933, as amended (the
"Act"). Each SHAREHOLDER represents that he is acquiring the Common Stock to be issued to him pursuant to this Plan of Reorganization and Agreement for investment and not with a view to, or for sale in connection with, any distribution thereof and that he has no present intention of or distributing the Common Stock, and understands that an appropriate legend is noted on each stock certificate.

		9.2	The SHAREHOLDERS each agree that he will not offer, sell or
transfer or otherwise dispose of any of the Common Stock, acquired by him pursuant to this Plan of Reorganization and Agreement, except in compliance with the Securities Act of 1933, as amended, the Securities Exchange Act of
1934, as amended and the Rates and Regulations promulgated there under by the
Securities and Exchange Commission.

  10. Registration of the Common Stock

 	If the PURCHASER shall at any time register any securities for its own account or for the account of others under the Act on Form S-l or any comparable form, the PURCHASER will give the SHAREHOLDERS timely notice of such registration (either prior to or upon the filing of a registration statement in respect thereof) and promptly, after receipt of a written request made by the SHAREHOLDERS or any one or more of them, within twenty (20) days after the giving of such notice, the PURCHSER at its sole expense will register under such Act all or part of such Common Stock covered by such request; provided the offering of such Common Stock may be deferred for a period not exceeding forty
(40) days from the effective date of such registration statement, if the underwriter for securities to be sold by the PURCHASER is of the opinion that a simultaneous offering of such Common Stock would adversely interfere with the sale of such securities.

  11. Survival of Representations

		All representations, warranties and agreements of the parties shall survive the closing.

  12.	Assigns

		All of the terms and provisions of this Plan of Reorganization and Agreement shall be binding upon and inure to the benefit of and be enforceable by the Individual parties hereto and their respective executors, administrators, heirs, successors and assigns, and the corporate parties hereto and their respective successors and assigns.

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  13. Hold Harmless

		The PURCHASER agrees to indemnify and hold each shareholder, officer, director and employee, of ILG harmless, from any and all liabilities to any other person(s) or entity, based on a claim arising out of such status, during the time, he or she was a shareholder, officer, director or employee of ILG.

  14. Expenses

In connection with this Plan of Reorganization and Agreement and the transactions contemplated hereby, ILG and the SHAREHOLDERS shall pay their expenses and costs and the PUICHASER shall pay its own expenses and costs.

  15. Further Assurances

		Each of the parties hereto will at any time and from time to time before and after the Closing, upon request of another party so to do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances which may be required to carry out the provisions of this Agreement.

  16. Notices

		Any notice or other document to be given hereunder or pursuant hereto to any party shall be in writing and delivered personally or sent by certified or registered mail, return receipt requested, to the respective address of the party set forth in the first paragraph on the first page of this Plan of Reorganization and Agreement.

  17. Governing Law

		The parties hereto agree that this agreement, regardless of where executed or delivered, the laws of the State of Nevada shall govern the interpretation of this Plan of Reorganization and venue shall be in a court of competent jurisdiction located in Las Vegas, Nevada.

  18. Amendments and Counterparts

		This instrument contains the entire agreement between the parties and may not be altered, amended or terminated except in writing signed by all parties. This Plan of Reorganization and Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument

		IN WITNESS WHEREOF, the parties hereto have caused this Plan Of Reorganization and Agreement to be duly executed as of the day and year written in the space provided below next to the respective lines for signatures.

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